UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 2, 2012 (September 27, 2012)

NEW SOURCE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35539	45-2735455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230 Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 272-3028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the board of directors of New Source Energy Corporation (the “Company”) unanimously elected V. Bruce Thompson to fill a newly-created vacancy on the Company’s board of directors. Mr. Thompson serves as the Secretary of the Company and previously was employed as the Company’s General Counsel until his resignation of his employment on August 15, 2012.

Mr. Thompson has been appointed to serve as Chairman of the executive committee of the Company’s board of directors. As a non-employee director of the Company, Mr. Thompson will be entitled to cash and equity compensation and certain other benefits as determined by the board of directors from time to time.

There was no arrangement or understanding between Mr. Thompson and any other person pursuant to which he was elected as a director of the Company. There is no familial relationship between Mr. Thompson and any other director or executive officer of the Company, and there are no transactions between Mr. Thompson and the Company that require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SOURCE ENERGY CORPORATION

By:	/s/ Kristian B. Kos

Kristian B. Kos Chief Executive Officer

Date: October 2, 2012